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                                                                   Exhibit 10.31

[Translation of Chinese original]

                       Short Messaging Services Agreement

                                                         Contract No.: LTWJ-1578

                                                  Execution date:

Party A:                    Beijing Mobile Communication Co., Ltd.
Authorized representative:  Sha Yuejia
Address:                    58 Dongzhong Street
                            Dongcheng District
                            Beijing
                            The People's Republic of China
Postal code:                100027
Tel:                        65546699
Fax:                        65541330
Banker:
Bank account:

Party B:                    Beijing Lei Ting Wan Jun Network Technology Limited
Legal representative:       Wang Leilei
Correspondence address:     8/F Block 3
                            West Tower
                            Oriental Plaza
                            1 Dongchangan Avenue
                            Dongcheng District
                            Beijing
                            The People's Republic of China
Postal Code:                100738
Tel:                        65283399
Fax:                        85181165
Banker:                     Bank of China, Beijing Economic and Technology
                            Development District branch
Bank account:               08675908091001

Beijing Mobile Communication Co., Ltd. (hereinafter "Party A") is a mobile communications operator and mobile data service provider. It provides an open communications platform for service providers. Beijing Lei Ting Wan Jun Network Technology Limited (hereinafter "Party B") is a value-added communication service provider authorised by the communication service regulatory authority to provide value-added short messaging service to mobile users. To provide better services to their users, Party A and Party B enter into this agreement through thorough and arm's length negotiation on a mutual and cooperative basis to jointly undertake the Monternet Short Message Service(s) on the following terms:

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1.   Basic Description of the Cooperation

(A)  Conditions

(1)  Party B must be in full compliance with the requirements of the Order (No.
     292) "Regulations on Internet Content/Application Services" promulgated by the State Council of the People's Republic of China (hereinafter the "PRC"), is qualified to provide internet content services with a well-established after-sale service system and legal and reliable sources of contents and other necessary resources for its operation.

(2) Where Party B is Party A"s local cooperation partner, Party B may only provide Monternet short message services to mobile users of China Mobile in the Beijing region through the short message channels of Party A.

(3) Party B shall promptly provide to Party A detailed statement of its operation and its proposal on marketing strategy.

(4) Party A will conduct regular inspections on Party B's operation according to the Monternet Short Message Service(s) Management Memorandum. If Party B fails in the inspection, Party A may terminate this joint venture relationship with Party B.

2.   Rights and Obligations

(A)  Rights and Obligations of Party A

(1) Party A shall allow Party B access to its short message gateway for the provision of value-added short messaging services. Party A may regulate the traffic of such short messages in accordance with the capacity of its short message centre. If the regulation could affect the services of Party B, Party A shall promptly notify Party B in advance.

(2) Party A shall provide a well-established GSM mobile communications system and shall guarantee its stability and availability. Upon receipt of notification from Party B of any communication issues thereof, Party A shall promptly remedy the same to avoid any interruption to Party B's operations.

(3) Party A shall allow Party B access to its technical protocol standards and access information of its short message gateway and any related parameters. Party A shall also provide Party B all necessary technical documentation for their communications connection and shall assist to solve in a timely manner any communications problems encountered by Party B in the process.

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(4)  Party A shall be responsible for the software and hardware necessary for its short message platform and shall bear their operating costs.

(5) Party A shall revise its billing system, including the bank's fee collection system, and shall be responsible for the provision of all relevant hardware and software.

(6) Party A shall provide billing and fee collection services to Party B and shall monitor such operation of Party B and ensure the accuracy of fee calculation. Party A shall issue invoice for such message service to users. Party A shall also provide fee statement to users upon request.

(7) Subject to the circumstance, Party A shall promptly provide Party B with the related information of invalid users of Monternet (those who with cancelled account, terminated service and overdue message fees), for Party B to follow up on such invalid users.

(8) Party A and Party B shall conduct marketing and promotional activities for such services jointly.

(B)  Rights and Obligations of Party B

(1) Party B shall be responsible for the development and maintenance of its software and hardware, including but not limited to the testing, implementation and maintenance of all hardware and systems involved in the project, business operation, marketing and shall bear the relevant costs.

(2) Party B shall provide the pre-agreed contents and applications to users of China Mobile. Party B shall ensure that the contents provided are legal, timely, and reliable and do not violate any policy, regulation or order of the State. Party B shall be responsible for any consequences arising from illegal contents.

(3) The URL of Party B's user account interface is sms.tom.com, which is used for acknowledging to users the contents and services provided by Party B. Such interface shall also at least provide basic functions such as identification, addition, deletion, alteration and inquiry, as well as a billing inquiry function in relation to information fees. Party B shall provide a clearly stated tariff structure to the users. The minimum interval for any changes to the tariff structure is six months, i.e. the tariff structure may not be changed within six months from the launch of a service (whether a new or revised service). Party B shall maintain service records of all users for at least three months and shall maintain permanent records of user subscription. Party B shall also allow Party A access to such service records.

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(4)  Party B shall take necessary measures to effectively manage invalid
     Monternet accounts. To ensure the healthy operation of all Monternet services, Party B may not knowingly provide message communication services to the invalid accounts.

(5) Where Party A's communication system has been affected by Party B's systems, Party B shall comply with the regulation arrangements made by Party A in relation to the short message broadcast capacity allocated to Party B to ensure the normal and stable provision of short message service. Any user dispute so arisen shall be dealt with and consequences borne by Party B.

(6) Party B may not, while this agreement is in force, send irrelevant messages such as advertisements to the users through the channel provided by Party
     A. Party B shall frequently inspect the contents of short messages and shall exercise effective control the number of broadcasting messages by the users (no more than two messages each time) and the number of messages sent in a specified period (no more than 100 messages per hour). Party B shall also adopt effective technologies to safeguard the Monternet against illegal acts such as hacker attack, theft of passwords and unauthorized use of web page.

(7) During the term of this agreement, Party B shall, at the request of Party A, provide reports on user base development, profile, preferences and business forecast before the fifth calendar day of each month in the form as set out in Annex 1. Party A has obligations of confidentiality to such information in accordance with Clause 9.

(8) Party A and Party B shall conduct marketing and promotional activities for such services jointly.

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3.   Sharing of Rights and Obligations

(A) Party B shall be responsible for user complaints arising from the message contents or services or communication issues between Party A and Party B, whereas Party A shall be responsible for user complaints concerning the short message gateway and short message centre. The sharing of maintenance responsibilities is as follows:

[CHART APPEARS HERE]

(B) Contents or applications provided by Party B shall not exceed the agreed scope, failing which Party A shall have the right to revoke this agreement and Party B shall be responsible for its defaulting liabilities. Party A has the right to supervise the operation of Party B and Party B shall cooperate to ensure that its operation does not have adverse effect to the daily operation of Party A. If the operation of Party B violates any provision herein resulting in an adverse effect to the daily operation of Party A, Party A shall have the right to revoke this agreement and Party B shall be responsible for its defaulting liabilities.

(C) If Party B intends to change the cooperation scope contemplated in this agreement or to adjust the fee of certain services, it shall give a written notice to Party A in advance. Party A shall give its written consent to Party B if it agrees to the fee adjustment. If Party A gives written consent to the change of business scope, Party B shall conduct trial runs of the new service and shall submit to Party A regular trial run reports. The new service may not be launched until upon satisfaction of Party A that it is mature. For details, please refer to Annex 2.

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4.   Income of Both Parties

A. The message fee receivable by Part A arising from the use of short message service under this agreement by Party A's mobile user is RMB0.10 per message. The message fee payable by the mobile users in relation to use of services contemplated herein shall in principle be determined by Party B and reported to China Mobile Communication Corporation (hereinafter "China Mobile") for approval. Party A proposes to adopt a tariff ceiling (the ceiling for tariff per message is RMB2 while that for tariff per month is RMB30). Party B shall submit the suggested tariff structure to the relevant pricing authority for approval of the and shall notify Party A of the approved tariff structure promptly.

(B) Party A shall provide billing and fee collection services to Party B. The aggregate message billing amount of all users in Beijing for each billing month is the accrued message service fee in the Beijing region. Party A shall pay to Party B 85% of such accrued message service fee and shall bear the risk of uncollectible fee. Where Party B is Party A's network-wide partner providing Monternet value-added services to China Mobile users across the People's Republic of China (hereinafter the "PRC"), the aggregate message billing amount of all users in other cities and provinces for each billing month is the accrued message service fee for mobile service providers of other cities and provinces. The said message service fee shall be collected by such mobile service providers who shall pay the fee to Party A according to the settlement proportion prescribed by this agreement, being 85% of the accrued message service fee in the region. Party A shall transfer to Party B all the accrued message service fee so collected.

(C) For the unequal communication compensation incurred to Party B arising from the difference between the number of short messages sent by Party B to the users across the PRC (downloaded messages) in excess of that sent by the users across the PRC to Party B (uploaded messages) (such difference is called "unequal communication"), Party A shall charge Party B on the basis of RMB0.05-0.10 per message. The detailed fee structure is set out below:

--------------------------------------------------------------------------------
Unequal
downloaded short                          Calculation:
message (per month)   Fee (RMB/message)   X=(MT-MO)message/month
--------------------------------------------------------------------------------
Below 100,000         0.08                X*0.08, minimum $2000
--------------------------------------------------------------------------------
100,000-300,000       0.07                (X-100,000)*0.07+100,000*0.08
--------------------------------------------------------------------------------
300,000-1,000,000     0.06                (X-300,000)*0.06+200,000*0.07+
                                          100,000*0.08
--------------------------------------------------------------------------------
Above 1,000,000       0.05                (X-1,000,000)*0.05+700,000*0.06+
                                          200,000*0.07+100,000*0.08
--------------------------------------------------------------------------------

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5.   Settlement

(A)  Place of settlement: to be established pursuant to the request of Party A.

(B)  Settlement:

(1) The equipment of Party B is connected to Party A's short message centre through the short message gateway of Party A. Charged messages shall be counted on the basis of the records of the short message gateway of Party
     A. The fee shall be calculated monthly during the period from the 15th to 20th calendar day of each month for the fee incurred in the last fee calculation period. Party A shall calculate the message fee receivable by Party B and unequal communication compensation payable to Party A after the billing period for that month and the result shall form the basis of settlement between both parties.

(2) Both parties shall determine the the accrued message service fee of the current month according to the billing system of Party A. 85% of the accrued message service fee so determined will be subtracted by the unequal communication compensation receivable from Party B. Where the net amount is positive, Party A shall pay such net amount to Party B and receive the relevant invoice thereof. Where the net amount is negative, Party B shall pay the net amount to Party A and receive the relevant invoice thereof. The receiving party shall issue and mail the invoice to the paying party within three days upon receipt of the amount (as evidenced by post chop)..

(3) Party A and Party B shall strictly comply with such requirements on settlement and fee calculation period. Where any party fails to pay the required amount as it falls due on the 20th calendar day of each month, a daily penalty of 0.1% of the amount due shall be payable by the defaulting party to the receiving party. If the amount remains overdue for over two months despite demand for payment is made, the receiving party has the right to take legal action therefor and all legal costs and liabilities so incurred shall be borne by the defaulting party.

6.   Marketing and Promotion

(A) Party A and Party B may use their respective resources to market and promote the joint services based on the principle of mutual benefit.

(B) In principle, Party A will only market and promote the Monternet brand name and its major applications but not the Monternet joint services separately.

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(C)  Party B will promote its brand name, the relevant Monternet services and
     Monternet brand name. Party B must strictly follow the specifications for the brand name when using the Monternet logo and may not use any different shape or colour. Party B shall notify Party A prior to the actual use of such logo.

(D) Party B shall not use the Monternet brand name beyond the sales and marketing of the Monternet services, failing which Party A has the right to forbid Party B from using the logo and Party B shall be responsible for the consequence of such improper use. Party A may also take legal action depending on the seriousness of the case.

(E) When preparing the Monternet promotion materials and advertisements, Party B shall clearly state its customer service hotline number, website and email address for complaints in prominent places. Party B may not use any rival products of China Mobile as gifts or prizes for the purpose of marketing and promotion of the Montenetservices.

7.   Customer Service

(A) Monternet short messages to be received by the users are restricted to those ordered or subscribed by the users. Party B shall ensure that the messages provided are decent and legal. Party A has the right to inspect the contents of such short messages and take necessary enhancement measures. Details are set out in Annex 3.

(B) Party B shall ensure that the users are fully aware of the price, broadcast frequency, usage and contents of the services before use.

(C) Party A shall deal with any user enquires and complaints arising from communication issues.

(D) In respect of the Monternet services, the 1860 customer service centre and offices of Party A shall deal with users' enquires and complaints. Enquires and complaints in relation to contents and services shall be referred to Party B by Party A.

(E) Party B shall set up a 24-hour hotline and notify its users by means of its website and promotion materials.

(F) Party B shall assign a dedicated representative(s) to deal with user complaints and shall provide reply within one day.

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(G)  To facilitate user access of service information, Party B shall provide for free download messages concerning service recommendation, customer service commands and password retrivals. Service alerts such as, inter alia, those on prices, subscription confirmation, customer service hotline, subscription cancellation of service , shall be provided to users free of charge.

(H) In respect of short message services charged on a monthly basis, Party B may charge a whole-month fee from users whose usage is more than half a month but less than a month. In case the usage is less than half a month, Party B may not charge anything for that month.

(I) In respect of service subscription made through the internet, Party B must provide the required basic information on a prominent place of the web page before the user confirms the subscription. Upon successful completion of the subscription, Party B shall send a short message reminder to the subscriber setting out information including "thank you message", "confirmation of successful subscription", "message service fee", "sending frequency", "subscription cancellation method" and "customer service hotline/website".

(J) In respect of service subscription made via mobile phone, Party B shall promptly send to the user (including the user charged and the third party user) a short message reminder setting out information including "thank you message", "confirmation of successful subscription", "message service fee", "sending frequency", "unsubscription method" and "customer service hotline/website" (Optional).

(K) As for initial subscriptions secured through sales and marketing in physical form (such as by form filling), Party B shall send a second confirmation message (setting out the required basic information on the service) to the potential subscriber, and subscription relationship is not established until upon the potential subscriber's confirmation with password.

8.   Termination of the Agreement

(A) Party B may not deliver any message to users with invalid accounts. If Party B knowingly allow message to be delivered to such users, Party A shall have the right to demand from Party B compensation of economic loss arising from the outstanding fee and to terminate this agreement and the Agreement contemplated herein.

(B) Party B shall ensure that the contents provided do not contravene any relevant policies, laws and regulations and orders such as the "Telecommunication Ordinance of the People's Republic of China" and "Regulations on Internet Content /Application Services". It may not broadcast information that undermines the State's security and benefit, advocates sedition or contains pornography. Party B shall also ensure that the contents it provides do not has any adverse effect on the corporate image of China Mobile. Without written consent by Party A, Party B may not send any irrelevant message such as advertisements to mobile users through the short message gateway of Party
     A. If Party B is found to have committed such acts, it shall compensate Party A for any financial loss so incurred and Party A shall have the right to revoke this agreement and terminate the contemplated herein.

(C) If Party A receives user complaints for the receipt of uninvited message from Party B without any request for Party B's service, Party A shall notify Party B of the complaints and Party B shall seek out the underlying causes. Party A will not charge the user and shall return to the user any fee received. Party A has the right to revoke this agreement and terminate the joint venture contemplated herein with reference to the seriousness of the user complaints for the month.

(D) To ensure the healthy operation of the Monternet business, Party B may not directly or indirectly provide inter-operator short message services including short message service across domestic operators and international short message service. Also, Party B may not provide pure fee collection service through the short message system of Party A. IfParty B is found to have committed such acts, it shall compensate Party A for any financial loss so incurred and Party A shall have the right to revoke this agreement and terminate the joint venture contemplated herein.

(E) When Party A refers to Party B a user complaint , Party B shall be give Party A's customer service department an initial reply within two hours and shall seek out the underlying causes within one working day so as to resolve the complaint. Party A has the right to impose a fine of RMB500 per complaining user from the fee to be settled for the month. Party A shall also have the right to revoke this agreement and terminate the joint venture contemplated herein with reference to the seriousness of the incident.

9.   Confidentiality

(A) Proprietary Information refers to information developed, invented, discovered by or transferred to and of value to the disclosing party and obtained by the other party during the term of this agreement, including but not limited to trade secrets, intellectual properties and technical know-hows.

(B) Both parties shall protect the intellectual properties, trade secrets and any other Proprietary Information of themselves or the counterpart. Unless written consent is given, each party shall keep confidential all Proprietary Information and may not disclose to any third party the technical know-hows, trade secrets or any other Proprietary Information of the other party.

(C) Both Party A and Party B shall keep the particulars of this cooperation and this agreement confidential. No party may disclose to any third party the particulars of this cooperation and this agreement without the prior written consent of the other party.

10.  Defaulting Liabilities

     Failure by either party to comply with any provision of this agreement shall be considered as a default. When a party receives a notice of alleged default from the other party, the receiving party shall, if the allegation is found to be valid, take remedial action within 20 days and notify the other party in writing accordingly. If the receiving party considers that the allegation is invalid, it shall raise objection or provide explanation to the other party in writing within 20 days and both parties shall seek to resolve the matter through negotiation. Where negotiation fails, the matter shall be resolved in accordance with Clause 12 herein. The defaulting party shall indemnify all economic loss suffered by the complying party arising from such default.

11.  Disclaimer

     If both Party A and Party B or any of them fails to perform or fully perform their respective obligation under this agreement due to force majeure, they shall have no defaulting liabilities. The party affected by the force majeure shall inform the other party with supporting evidence within 15 days from the occurrence of the same. The party(ies) concerned shall resume its/their performance of obligation under this agreement once the effect of the force majeure no longer exists.

12.  Resolution of Disputes

     Any dispute arising from this agreement shall be resolved through negotiation, failing which, either party may submit the dispute to Beijing Arbitration Commission for arbitration. The arbitration so awarded shall be final and have binding effect on both parties.

13.  Effectiveness, Amendment, Termination and Extension of the Agreement

(A) This agreement comes into effect on 1 May 2003 and expires until 31 October 2003. If both parties are agreeable to this agreement during its subsistence, this agreement will be automatically renewed for six months. Should there be any objection from either party, the objecting party shall give the other party a written notice thereof 30 days before this agreement expires.

(B) This agreement has 12 pages and is in six counterparts. It is given effect when it is signed and sealed by both parties. Each party shall keep 3 copies which have the same legal effect.

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(C)  The annex forms an integral part of this agreement and has the same legal effect.

(D) During the term of this agreement, both parties may amend the terms of the agreement or terminate the same as agreed. If either party intends to amend or terminate the agreement, it shall give 30 days' notice to the other party. Any party who unilaterally terminate the agreement shall be responsible for any loss incurred to the other party.

Party A: Beijing Mobile Communication     Party B: Beijing Lei Ting Wan Jun
Co., Ltd. (sealed)                        Network Technolocy Limited
                                          (sealed)

Authorized representative of Party A:     Authorized representative of Party B:
(signed)                                  (signed)

Date:                                     Date:


Annexure:

1.   Monthly Statistics of Monternet Services
2.   Procedures for the Addition of New Service(s)
3.   Monternet Interactive Voice Response Business Management Memorandum

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Annex 1:  Monthly Statement of Monternet Services

--------------------------------------------------------------------------------
Table 1: Network-wide Short Messaging Service
--------------------------------------------------------------------------------
Serial no.
--------------------------------------------------------------------------------
   1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Table 2: Regional Short Messaging Service
--------------------------------------------------------------------------------
Serial no.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Notes:
1. Number of new users: number of new users having logged in and registered at any SP in the month.

2. Number of users for the month: number of users having used the SP's short message service for at least once in the month.

3. Number of paying users for the month: number of registered users having used the SP's charged services.

4. Number of short messages sent and received: total number of short messages communicated between our network and the SP service terminal.

5. Fill in Table 1 for network-wide short messaging service and Table 2 for regional short messaging service.

Annex 2:  Procedures for the Addition of New Service(s)

1. If Party B intends to introduce new service(s), it shall file an application thereof in the specified format before the fifth calendar day of each month. Any new service application submitted after then will be handled in the next cycle.

2. Within three working days upon receiving such application from Party B, Party A shall give Party B a reply clearly specifying whether or not any trial run is approved.

3. Party B's trial run is to be conducted from the first to the 25th calendar day of the second month. Party B is required to promptly submit test reports to Party A. Party A will perform inspection against the test reports and feedback the findings to Party B. Any late test reports from Party B will be rejected by Party A..

4. After completion of the trial run, on condition that both parties accepted that the test results are satisfactory, Party A will notify Party B within five working days as to when the new service(s) will be launched. In the event that the test results are unsatisfactory, the trial run will be terminated or rescheduled for a new round in the next cycle.

Remarks:
In the event that any relevant business management practice is introduced by China Mobile Communications Corporation, it shall prevail over the above.

Annnex 3  Monternet Short Message Service(s) Management Memorandum

                                Chapter 1 General

Clause 1 This memorandum on Moneternet Short Message Service(s) is devised by Beijing Mobile Communication Co., Ltd. in accordance with "Regulation on Internet Message" of the PRC and "Inspection and Control of the Contents of Monternet" of China Mobile to ensure the healthy development of China Mobile's Monternet Project, the long-term interests of operators and joint venture partners and the legal rights of customers.

Clause 2 This memorandum is prepared on a fair and reasonable basis, implementing open and transparent supervision and control over the short messages from all Monternet service partners (hereinafter the "SPs").

Clause 3 This memorandum is subject to supplements and amendments made in accordance with market conditions. The latest version of this memorandum shall prevail over all other versions.

                     Chapter 2 Requirement of Short Message

Clause 4 Delivery of impolite, indecent and abusive short messages in any form to mobile users is prohibited.

Clause 5  Short Messages undermining the image of China Mobile are prohibited.

Clause 6  Short Messages of indecent contents in any form are prohibited.

Clause 7 Short Messages containing misleading information which may be deceiving and may induce losses to the users are prohibited.

                              Chapter 3 Inspection

Clause 8 Beijing Mobile Communication Co., Ltd. will randomly inspect the short message contents of the SPs of Monternet.

Clause 9 Beijing Mobile Communication Co., Ltd. will conduct public survey to gauge users' feedback on the message quality of the SPs.

Clause 10 The 1860 customer hotline of Beijing Mobile Communication Co., Ltd.
          shall handle user complaints on the contents of short messages.

                           Chapter 4 Remedial Measures

Clause 11 If it comes to the notice of Beijing Mobile Communication Co., Ltd.
          that any message is inappropriate, Beijing Mobile Communication Co., Ltd. will issue a written warning to the relevant SP demanding rectification within three days.

Clause 12 If the relevant SP fails to rectify such contents, Beijing Mobile
          Communication Co., Ltd. may issue another written warning demanding rectification within three days.

Clause 13 If the relevant SP still fails to rectify its contents after receipt the second warning, Beijing Mobile Communication Co., Ltd. may terminate this agreement and demand rectification, depending on the seriousness of the problem.

Clause 14 If irregularities are frequently found during examination or a large number of customers' complaints are received in respect of any SP, Beijing Mobile Communication Co., Ltd. may terminate this agreement and demand rectification, depending on the seriousness of the problem.

                                Chapter 5 By-laws

Clause 16 This memorandum shall be construed by the marketing and sales department of Beijing Mobile Communication Co., Ltd.

Clause 17 This memorandum shall become effective on the date hereof (May
          2001).